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                                                                   EXHIBIT 12.2

        COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                       (Including Interest on Deposits)


    The Corporation's ratios of earnings to fixed charges (including interest on deposits) for the periods indicated were as follows:

                                                    SIX MONTHS ENDED
                                                        JUNE 30,                       YEAR ENDED DECEMBER 31,
                                                  --------------------  -----------------------------------------------------
                                                    1997       1996       1996       1995       1994       1993       1992
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                            (DOLLARS IN THOUSANDS)
Net income (loss)...............................  $   1,991  $   1,171  $   1,253  $   2,671  $    (716) $     683  $   1,278
Extraordinary items, net of tax.................        --         --         --         --         --         --         --
Cumulative effect of changes in accounting for
  income taxes..................................        --         --         --         --         --         --         --
Income tax expense (benefit)....................      1,162        621        762      1,868     --         (1,034)        74
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Pretax earnings (loss)........................  $   3,153  $   1,792  $   2,015  $     803  $    (716) $    (351) $   1,352
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Fixed charges:
Portion of rental expense which approximates the
  interest factor...............................  $     --   $     --   $     --   $     --   $     --   $     --   $     --
Interest on borrowed funds......................      7,942      6,891     14,682     15,335     12,505     11,465     13,737
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total fixed charges...........................  $   7,942  $   6,891  $  14,682  $  15,335  $  12,505  $  11,465  $  13,737
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings (for ratio calculation)................  $  11,095  $   8,683  $  16,697  $  16,138  $  11,798  $  11,114     15,089
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges..............      1.40x      1.26x      1.14x      1.05x       .94x       .97x      1.10x
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------

    For purposes of computing the consolidated ratio of earnings to fixed charges, "earnings" represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the portion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the portion deemed representative of the interest factor of rent expense, net of income from subleases.